Exhibit 99.1

JOINT PRESS RELEASE

Pluri and ZEO ScientifiX Partner to Expand U.S. Manufacturing and Commercial Platform for Regenerative Medicine

Partnership combines Pluri’s proprietary cell technology and clinical-development experience with ZEO’s biologics manufacturing expertise, established physician network, and sales, marketing, and educational infrastructure

●	Established U.S. commercial platform: ZEO contributes biologics manufacturing, scientific expertise, an existing product portfolio, physician relationships, and dedicated sales, marketing, and educational resources.

●	Complementary technology and development capabilities: Pluri brings extensive experience in cell based product development, clinical experience extending through Phase III trials and scalable manufacturing methods and expertise developed through its proprietary 3D cell-expansion platform.

●	Broader product and clinical-development opportunities: The companies intend to expand commercial offerings, including regenerative aesthetics, and combine scientific resources to strengthen and advance selected clinical programs.

●	Aligned ownership: The transaction and contemplated additional share exchange will result in Pluri owning 50% of ZEO at Closing following the completion of the applicable transaction steps.

Haifa, Israel, and Fort Lauderdale, Florida, October 26, 2026 — Pluri Inc. (Nasdaq and TASE: PLUR) (“Pluri”) and ZEO ScientifiX, Inc. (OTCQB: ZEOX) (“ZEO”) today announced a definitive strategic agreement (“Partnership Agreement”) to expand the parties’ U.S. manufacturing and commercialization platform serving the regenerative medicine, aesthetics, wellness, and longevity markets.

ZEO brings an established U.S. biologics business combining scientific and manufacturing capabilities with the infrastructure needed to reach and support physicians. Its existing biologics portfolio, substantial physician network, established sales channel, dedicated marketing department, and educational programming provide a foundation for introducing additional products and expanding commercial operations.

Pluri contributes more than two decades of experience in cell-based research, product development, clinical trials, process scale-up, quality systems, and manufacturing. Its proprietary three-dimensional cell-expansion technology and intellectual property support the development and manufacture of cell-based products and its Cellav Health and Aesthetics Ltd.’s (“CellaV”) regenerative aesthetics portfolio.

Together, the companies intend to connect these complementary capabilities to broaden product offerings, expand commercial reach, and strengthen selected regenerative-development programs, subject to applicable regulatory requirements.

Expanding Opportunities in Regenerative Aesthetics

The Partnership Agreement also provides for exclusive U.S. rights to Pluri’s CellaV aesthetic product line, including future offerings. CellaV, Pluri’s wholly owned aesthetics subsidiary, develops cell-derived ingredients and aesthetic products that the companies intend to introduce through ZEO’s commercial platform.

Advanced Product Development

Pluri brings more than two decades of clinical-development expertise, including multinational Phase III trials in muscle recovery following hip-fracture surgery and critical limb ischemia (CLI), supported by extensive scientific and clinical data and an intellectual property portfolio of over 200 patents. By combining Pluri’s accumulated knowledge and development experience with ZEO’s research, manufacturing, and commercial capabilities, the companies aim to develop and bring to market advanced therapeutic products, supported by scientific evidence and informed by extensive clinical data.

Leadership Perspectives

Ian Bothwell, Chief Executive Officer of ZEO ScientifiX commented: “Pluri brings capabilities that are exceptionally valuable to our business: proprietary cell technology, two decades of scientific and clinical experience, and proven expertise in scalable cell manufacturing. We believe combining these strengths with ZEO’s scientific expertise and commercial infrastructure will allow us to expand our product portfolio, accelerate innovation, and pursue opportunities that neither company could address as effectively on its own. We are excited to partner with Pluri and build a stronger platform for the future of regenerative medicine.”

Yaky Yanay, President and Chief Executive Officer of Pluri commented: “ZEO has built something highly valuable: an established U.S. commercial platform with direct access to physicians, an existing advanced product portfolio, and dedicated sales, marketing, and educational capabilities. For Pluri, this creates an important opportunity to connect more than two decades of cell technology, clinical development, and advanced manufacturing expertise with an existing route to market. We believe this partnership can accelerate commercialization, expand our reach in the U.S., and support our ambition to build a growing regenerative medicine business.”

Transaction Overview

Under the Partnership Agreement, Pluri will grant ZEO defined rights to its manufacturing technology and related know-how associated with its regenerative medicine associated assets, while retaining ownership of its underlying technology and intellectual property. In consideration, ZEO will initially issue shares of its common stock representing 50% of its issued and outstanding common stock immediately following Closing. The Partnership Agreement also provides for warrants, corporate governance and protective rights, among other matters, as well as customary representations and warranties, covenants and indemnifications of the parties.

Following closing, ZEO’s financial results are expected to be consolidated into Pluri’s financial statements, subject to applicable accounting requirements.

Closing of the proposed transaction, which is expected to occur in the fourth quarter of 2026 is subject to satisfaction of a number of conditions, including the negotiation of various ancillary agreements, securing certain approvals and the delivery of valuations, as well as other customary closing conditions. The transaction is not subject to stockholder approval by either Pluri or ZEO.

About Pluri

Pluri™ is a biotechnology company advancing cell-based solutions for health and longevity. Powered by its proprietary 3D cell expansion platform, Pluri develops and manufactures innovative cell-based products designed to address significant unmet medical needs and support healthier, longer lives. With decades of expertise in cell science, clinical development and scalable manufacturing, Pluri is building a portfolio of regenerative and longevity-focused solutions while leveraging its technology and manufacturing capabilities through strategic partnerships. To learn more, visit www.pluri-biotech.com or follow Pluri on LinkedIn and X.

About ZEO ScientifiX

ZEO ScientifiX, Inc. (OTCQB: ZEOX) is a U.S. biopharmaceutical company integrating regenerative biologics research, development, and manufacturing with established commercial operations. Based at Nova Southeastern University’s Center for Collaborative Research in Davie, Florida, ZEO combines scientific and manufacturing expertise with a substantial physician network, dedicated sales and marketing resources, and physician education infrastructure. Through internal development and strategic partnerships, ZEO seeks to expand its product portfolio and advance regenerative medicine. To learn more, visit www.zeoscientifix.com or follow ZEO on LinkedIn, Facebook and Instagram.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable U.S. securities laws, including statements regarding transaction completion and timing; licensing, ownership, and accounting consolidation; integration; product development and commercialization; clinical programs, and anticipated strategic and financial benefits.

Actual results could differ materially due to risks including failure to complete the transaction; integration challenges; insufficient funding; unsuccessful development, clinical trials, or commercialization; manufacturing and supply issues; competition; and changes in applicable federal and state regulatory requirements. Prior clinical experience does not assure future success.

Additional risks are described in the companies’ respective SEC filings. Neither company undertakes to update forward-looking statements except as required by law.

Contacts

Pluri Investor Relations
investor.relations@pluri-biotech.com

ZEO ScientifiX
investor.relations@zeoscientifix.com

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